  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 23, 2005

                                                     REGISTRATION NO. 333-122965
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                               AMENDMENT NO. 1 TO
                                    FORM F-10
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                                 NEUROCHEM INC.
             (Exact name of Registrant as specified in its charter)

                             -----------------------


                  Canada                                     2834                                Not Applicable
    (Province or other jurisdiction of           (Primary Standard Industrial                   (I.R.S. Employer
      incorporation or organization)              Classification Code Number)                  Identification No.)


                          275 Armand-Frappier Boulevard
                          Laval, Quebec H7V 4A7, Canada
                                 (450) 680-4580
   (Address and telephone number of Registrant's principal executive offices)
                             -----------------------

                              CT Corporation System
                          111 Eighth Avenue, 13th Floor
                            New York, New York 10011
                                 (212) 894-8400
 (Name, address (including zip code) and telephone number (including area code)
                   of agent for service in the United States)
                             -----------------------

                                   Copies to:

          Richard Cherney, Esq.                           David Skinner                         Donald J. Murray, Esq.
   Davies Ward Phillips & Vineberg LLP                   Neurochem Inc.                          Dewey Ballantine LLP
       1501, avenue McGill College                275 Armand-Frappier Boulevard               1301 Avenue of the Americas
     Montreal, Quebec H3A 3N9, Canada             Laval, Quebec H7V 4A7, Canada                   New York, NY 10019
              (514) 841-6400                             (450) 680-4580                             (212) 259-8000

                       Renaud Coulombe, Esq.                                            Guy P. Lander, Esq.
                         Ogilvy Renault                                        Davies Ward Phillips & Vineberg LLP
             1981 McGill College Avenue, Suite 1100                                     625 Madison Avenue
                Montreal, Quebec H3A 3C1, Canada                                        New York, NY 10022
                         (514) 847-4604                                                   (212) 588-5511

                             -----------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES
                                 TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.


                           Province of Quebec, Canada
                (Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.   [ ]   Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada)

B.   [X]   At some future date (check the appropriate box below)

      1. [ ] pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

      2. [ ] pursuant to Rule 467(b) on ( ) at ( ) (designate at time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

      3. [ ] pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

      4. [X] after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
   Title of Each Class of                             Proposed Maximum         Proposed Maximum             Amount of
      Securities to be           Amount to be          Offering Price              Aggregate              Registration
         Registered              Registered(1)          Per Unit(2)             Offering Price                Fee
------------------------------------------------------------------------------------------------------------------------
       Common Shares               4,600,000                $18.86                 86,756,000               $10,211.18
========================================================================================================================

(1) Includes shares of common stock which may be purchased by the underwriters to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the amount of the registration fee.


                           ---------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

================================================================================

                                    EXPLANATORY NOTE

     The purpose of this Amendment No. 1 to the Form F-10 Registration Statement is to insert with the other signature pages the signature page for the Board of Directors which had been placed in Exhibit 10 (Power of Attorney). Accordingly, this Amendment consists only of the facing page, this Explanatory Note and Parts II and III of the Registration Statement.

                                     PART II

                   INFORMATION NOT REQUIRED TO BE DELIVERED TO
                             OFFEREES OR PURCHASERS

Indemnification

         Under the Canada Business Corporations Act, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, in the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant's request, (ii) and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the Registrant or other entity to procure a judgment in its favour only with court approval. A director or officer is entitled to indemnification from the Registrant as a matter of right if he or she was not judged by the Court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above.

         The Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the moneys if he or she does not fulfill the conditions set forth above to qualify for indemnification.

         In accordance with provisions of the Canada Business Corporations Act described above, the by-laws of the Registrant provide that the Registrant shall, unless its board of directors otherwise determines in any particular case, indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or another individual who acts or acted at the Registrant's request as a director or officer or an individual acting in a similar capacity, of another entity, to the maximum extent not prohibited by the Canada Business Corporations Act.

         The Registrant maintains directors' and officers' liability insurance that provides coverage for losses as a result of claims against directors and officers of the Registrant and former directors and officers of the Registrant in their capacities as directors or officers of the Registrant.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                ----------------------------------------------------

3.**                       Form of Underwriting Agreement

4.1** The audited consolidated balance sheets of the Registrant as at December 31, 2004 and 2003 and the consolidated statements of operations, deficit and cash flows for the year ended December 31, 2004, the six-month period ended December 31, 2003, the year ended June 30, 2003 and for the period from inception (June 17, 1993) to December 31, 2004, together with the auditors' report thereon, the notes thereto and Management's discussion and analysis of financial condition and results of operations in respect of the year ended December 31, 2004, December 31, 2003 and June 30, 2003

4.2** The annual information form of the Registrant dated May 12, 2004 for the six-month period ended December 31, 2003

4.3**                      The management proxy circular of the Registrant dated
                           April 6, 2004

4.4**                      The material change report of the Registrant dated
                           January 27, 2005

5.                         Consent of KPMG LLP

6.*                        Consent of Davies Ward Phillips & Vineberg LLP

7.*                        Consent of Davies Ward Phillips & Vineberg LLP (New
                           York)

8.*                        Consent of Ogilvy Renault LLP

10.**                      Power of Attorney

----------

 *To be filed by amendment.
**Previously filed.

                                    PART III

                  UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.           UNDERTAKING

         The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission Staff, and to furnish promptly, when requested to do so by the Commission Staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

ITEM 2.           CONSENT TO SERVICE OF PROCESS

         Concurrently with the filing of this Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Laval, Province of Quebec, Country of Canada, on this 23rd day of February, 2005.

                 NEUROCHEM INC.



                 By:                           *
                     -----------------------------------------------------------
                      Name:  Francesco Bellini, Ph.D.
                      Title: Chairman of the Board, President and Chief
                             Executive Officer



         Pursuant to the requirements of the Securities Act, this Amendment
No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on this 23rd day of February, 2005.


Name                                        Title

         *
------------------------------------        Chairman, President, Chief Executive
Francesco Bellini, Ph.D.                    Officer and Director
                                            (Principal Executive Officer)

         *
------------------------------------        Vice President, Finance and Chief
Mariano Rodriguez                           Financial Officer
                                            (Principal Financial and
                                            Accounting Officer)

         *
------------------------------------        Director
Colin Bier, Ph.D.

         *
------------------------------------        Director
Jean-Guy Desjardins

         *
------------------------------------        Director
Peter Kruyt

         *
------------------------------------        Director
Francois Legault

         *
------------------------------------        Director
Dr. Frederick H. Lowy

         *
------------------------------------        Director
John Molloy

         *
------------------------------------        Director
Ronald M. Nordmann

         *
------------------------------------        Director
Graeme K. Rutledge

         *
------------------------------------        Director
Dr. Emil Skamene

By: /s/ DAVID SKINNER
    --------------------------------
    David Skinner
    Attorney-in-fact

                            AUTHORIZED REPRESENTATIVE


         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the authorized representative has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Neurochem Inc. in the United States, in the State of New Jersey, Country of the United States of America, on the 23rd day of February, 2005.






              By:          *
                  --------------------------------------------------------------
                  Name:  Ronald M. Nordmann


By: /s/ DAVID SKINNER
    --------------------------------
    David Skinner
    Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit No.                Description
-----------                -----------------------------------------------------

3.**                       Form of Underwriting Agreement

4.1** The audited consolidated balance sheets of the Registrant as at December 31, 2004 and 2003 and the consolidated statements of operations, deficit and cash flows for the year ended December 31, 2004, the six-month period ended December 31, 2003, the year ended June 30, 2003 and for the period from inception (June 17, 1993) to December 31, 2004, together with the auditors' report thereon, the notes thereto and Management's discussion and analysis of financial condition and results of operations in respect of the year ended December 31, 2004, December 31, 2003 and June 30, 2003

4.2** The annual information form of the Registrant dated May 12, 2004 for the six-month period ended December 31, 2003

4.3**                      The management proxy circular of the Registrant dated
                           April 6, 2004

4.4**                      The material change report of the Registrant dated
                           January 27, 2005

5.                         Consent of KPMG LLP

6.*                        Consent of Davies Ward Phillips & Vineberg LLP

7.*                        Consent of Davies Ward Phillips & Vineberg LLP (New
                           York)

8.*                        Consent of Ogilvy Renault LLP

10.**                      Power of Attorney

----------
 *To be filed by amendment.
**Previously filed.